UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2006, AmerisourceBergen Corporation (“AmerisourceBergen”), Kindred Healthcare, Inc. (“Kindred”), PharMerica, Inc., a wholly-owned subsidiary of AmerisourceBergen (“PharMerica”), Kindred Pharmacy Services, Inc., a wholly-owned subsidiary of Kindred (“KPS”), Kindred Healthcare Operating, Inc., Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation entered into a Master Transaction Agreement (the “Agreement”) pursuant to which AmerisourceBergen and Kindred will combine their respective institutional pharmacy businesses into a new and independent publicly traded company (“Newco”). A copy of the news release announcing the transaction is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to the Agreement, AmerisourceBergen will spin-off PharMerica to the shareholders of AmerisourceBergen and Kindred will spin-off KPS to the shareholders of Kindred, followed immediately thereafter by stock-for-stock mergers of PharMerica and KPS such that PharMerica and KPS will become wholly-owned subsidiaries of Newco. Upon consummation of the mergers, shareholders of AmerisourceBergen and Kindred will each own 50% of Newco. Prior to the spin-offs, PharMerica and KPS will each make a one-time cash distribution of up to $150 million, subject to potential adjustments, to AmerisourceBergen and Kindred, respectively. The spin-off of PharMerica is intended to be tax-free to AmerisourceBergen and its shareholders, and the spin-off of KPS is intended to be tax-free to Kindred and its shareholders. The Agreement provides that at closing of the transaction, AmerisourceBergen will enter into a pharmaceutical distribution agreement with Newco, and Kindred will enter into an agreement to provide information and support services to Newco. The Agreement also provides that at closing Kindred, AmerisourceBergen and Newco will enter into agreements for the provision of certain transition services for a limited transition period following consummation of the transaction.

Consummation of the transaction is subject to a number of conditions, including the effectiveness of a registration statement with respect to the shares of Newco common stock, receipt of governmental approvals, receipt of financing for Newco and for the one-time cash distributions to AmerisourceBergen and Kindred, and receipt of a favorable determination from the Internal Revenue Service regarding the tax-free nature of the transaction. There can be no assurance that all conditions to completion of the transaction will be met.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1        News Release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 27, 2006	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President
and Chief Financial Officer